Exhibit 99.2

First Quarter 2012 Financial Results

May 8, 2012

Safe Harbor Statement

This presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the future performance of NV Energy, Inc. and its subsidiaries, Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy. Forward-looking statements include earnings guidance and estimates or forecasts of operating and financial metrics. These statements reflect current expectations of future conditions and events and as such are subject to a variety of risks, uncertainties and assumptions that could cause actual results to differ materially from current expectations. These risks, uncertainties and assumptions include, but are not limited to, NV Energy Inc.’s ability to maintain access to the capital markets, NV Energy Inc.’s ability to receive dividends from its subsidiaries, the financial performance of NV Energy Inc.’s subsidiaries, particularly Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, and the discretion of NV Energy Inc.’s Board of Directors with respect to the payment of future dividends based on its periodic review of factors that ordinarily affect dividend policy, such as current and prospective financial condition, earnings and liquidity, prospective business conditions, regulatory factors, and dividend restrictions in NV Energy Inc.’s and its subsidiaries’ financing agreements. For Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy, these risks and uncertainties include, but are not limited to, future economic conditions both nationally and regionally, changes in the rate of industrial, commercial and residential growth in their service territories, their ability to procure sufficient renewable energy sources in each compliance year to satisfy the Nevada Renewable Energy Portfolio Standard, changes in environmental laws and regulations, construction risks, including but not limited to those associated with the ON Line project, their ability to maintain access to the capital markets for general corporate purposes and to finance construction projects, employee workforce factors, unseasonable weather, drought, wildfire and other natural phenomena, explosions, fires, accidents, mechanical breakdowns that may occur while operating and maintaining an electric and natural gas system, their ability to purchase sufficient fuel, natural gas and power to meet their power demands and natural gas demands for Sierra Pacific Power Company d/b/a NV Energy, financial market conditions, and unfavorable rulings in their pending and future regulatory filings. Further risks, uncertainties and assumptions that may cause actual results to differ from current expectations pertain to weather conditions, customer and sales growth, plant outages, operations and maintenance expense, depreciation and allowance for funds used during construction, interest rates and expense, cash flow and regulatory matters. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of NV Energy, Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy are contained in their Annual Reports on Form 10-K for the year ended December 31, 2011, and quarterly reports on Form 10-Q for the period ended March 31, 2012, each filed with the Securities and Exchange Commission. NV Energy Inc., Nevada Power Company and Sierra Pacific Power Company both d/b/a NV Energy undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IR Contacts

Max Kuniansky Britta Carlson

Executive, Investor Relations Manager, Investor and Shareholder Relations

(702) 402-5627 (702) 402-5624

mkuniansky@nvenergy.com bcarlson@nvenergy.com

Committed to Dividend Growth

More than doubled quarterly dividend since 2007

Increased dividend 31% in May 2012

Policy: target dividend payout ratio = 55-65% Can be achieved while reducing debt and considering investments

Dividends Paid per Share

$-

$0.16

$0.34

$0.41

$0.45

$0.49

$0.64

increase

31%

2006 2007 2008 2009 2010 2011 2012 *

* Assumes $0.17/share in Q3/Q4 2012

Building shareholder value by returning capital.

Outlook: 2012

2012 Earnings Guidance: $1.15 - $1.25 / share

Assumptions

Weather Normal

Gross margin ~1% increase* from customer growth

O&M expense Flat

Depreciation, AFUDC Harry Allen plant, capital expenditures

Interest expense Decrease due to 2011 refinancings, debt

reduction

* Excludes NVE-S rate increase effective January 1

Guidance is based on ongoing, normalized EPS, excluding unexpected events such as plant outages, required regulatory accounting adjustments, etc.

For further information see forward –looking statements and risk factors in 2011 SEC Form 10-K and Form

10-Q for period ended March 31, 2012

Outlook: Beyond 2012

Key Factors

Rate filings

Economy

O&M

Lower interest expense

New investments

Outlook

Required to file every 3 years

Well-positioned for flat demand Upside leverage when recovery commences

Goal: ≤ sales growth NV Energize: full-year benefit in 2013

Linked to debt reduction, refinancing

Seek opportunities consistent with our core competencies

First Quarter Financial Results

NV Energy Consolidated

Net Income EPS

$ millions diluted

$2.3 2011

$12.2

2012

$0.01

2011

$0.05

2012

Gross Margin

$ millions

$308.9

2011

$338.0

2012

Major Drivers

Q1 2012 vs. Q1 2011

Pre-Tax After Tax

Gross Margin ($ millions) EPS Impact

Retail margin $ 29.0 $ 0.08

Other:

Depreciation expense (7.8) (0.02)

Interest expense (excludes AFUDC-debt) 2.7 0.01

AFUDC (Debt & Equity) (10.3) (0.03)

Trust gains/settlements 2.8 0.01

Income Taxes — (0.01)

6

Earnings per Share (Diluted)

Third Quarter is Key to 12-Month Results

2011

$0.01

Q1

$0.05

Q2

$0.73

Q3

$(0.11) Q4

Q1 Q2 Q3 Q4 Year

2007 $0.07 $0.12 $0.69 $0.02 $0.89 2008 0.10 0.15 0.64 (0.01) 0.89 2009 (0.09) 0.08 0.78 0.02 0.78

2010 (0.01) 0.16 0.75 0.06 0.96

2011 0.01 0.05 0.73 (0.11) 0.69 2012 0.05

Summer weather in southern Nevada can significantly affect financial results.

7

Decreasing Capital Expenditures

A Key Driver of Free Cash Flow

$ millions*

$1,166

2007

$1,536

2008

$843

2009

$629

2010

$621

2011

$510

2012

$450

2013

$440

2014

$370

2015

$340

2016

Base Environmental All Other

*	Gross expenditures, including contributions in aid of construction, debt AFUDC, and net salvage
8

Customer and Usage Trends

NV Energy South

Change in Number of Retail Customers (% change, quarter vs. prior year)

2.0% 1.5% 1.0% 0.5% 0.0% -0.5%

3/10 6/10 9/10 12/10 3/11 6/11 9/11 12/11 3/12

1.4%

Low-Use Customer Accounts (% of Residential Customers)

9.5% 9.0% 8.5% 8.0% 7.5% 7.0% 6.5% 6.0%

03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12

7.4%

NVE-South’s customer base expanded for the eighth consecutive quarter. The trend in low-use residential accounts remains favorable.

Customer and Usage Trends

NV Energy North

Change in Number of Retail Customers (% change, quarter vs. prior year)

1.5% 1.0% 0.5% 0.0% -0.5%

3/10 6/10 9/10 12/10 3/11 6/11 9/11 12/11 3/12

0.3%

Low-Use Customer Accounts (% of Residential Customers)

9.0% 8.5% 8.0% 7.5% 7.0% 6.5% 6.0%

03/10 06/10 09/10 12/10 03/11 06/11 09/11 12/11 03/12

7.8%

The trend in low-use residential customer accounts remains favorable at NVE-North.